Exhibit 99.1
Caesars Entertainment, Inc. Reports Fourth Quarter and Full Year 2025 Results

LAS VEGAS and RENO, Nev. (February 17, 2026) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter Results:
•GAAP net revenues of $2.9 billion versus $2.8 billion for the comparable prior-year period.
•GAAP net loss of $250 million compared to net income of $11 million for the comparable prior-year period, with the decrease primarily driven by gains on asset sales in the prior year period of over $350 million.
•Same-store Adjusted EBITDA of $901 million versus $882 million for the comparable prior-year period.
•Caesars Digital Adjusted EBITDA of $85 million versus $20 million for the comparable prior-year period.
Full Year Results:
•GAAP net revenues of $11.5 billion versus $11.2 billion for the comparable prior-year period.
•GAAP net loss of $502 million compared to net loss of $278 million for the comparable prior-year period, with the decrease primarily driven by gains on asset sales in the prior year period of over $350 million.
•Same-store Adjusted EBITDA of $3.6 billion versus $3.7 billion for the comparable prior-year period.
•Caesars Digital Adjusted EBITDA of $236 million versus $117 million for the comparable prior-year period.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Fourth quarter consolidated same-store Adjusted EBITDA grew year over year driven by Caesars Digital which set a new quarterly record of $85 million, stable results in our Regional segment and a quarterly sequential improvement in operating trends in Las Vegas. As we look ahead to 2026, the brick-and-mortar operating environment remains stable, and we are expecting another year of strong Net Revenue and Adjusted EBITDA growth in our Caesars Digital segment. When combined with lower capex and cash interest expense, 2026 is forecasted to deliver strong free cash flow that we expect to use to pay down debt and opportunistically repurchase our common stock.”
Fourth Quarter and Full Year 2025 Financial Results Summary and Segment Information
The following tables present actual 2025 and 2024 results as well as adjustments to net revenues, net income (loss) and Adjusted EBITDA for the effects of our completed divestiture in order to reflect amounts on a same-store basis:

Net Revenues
	Three Months Ended December 31,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$1,040	$1,083	$(6)	$1,077	(3.4)%
Regional	1,397	1,343	—	1,343	4.0%
Caesars Digital	419	302	—	302	38.7%
Managed and Branded	65	68	—	68	(4.4)%
Corporate and Other	(5)	3	—	3	*
Caesars	$2,916	$2,799	$(6)	$2,793	4.4%

Net Revenues
	Years Ended December 31,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$4,049	$4,274	$(25)	$4,249	(4.7)%
Regional	5,756	5,539	—	5,539	3.9%
Caesars Digital	1,408	1,163	—	1,163	21.1%
Managed and Branded	279	274	—	274	1.8%
Corporate and Other	(6)	(5)	—	(5)	(20.0)%
Caesars	$11,486	$11,245	$(25)	$11,220	2.4%

Net Income (Loss) Attributable to Caesars
	Three Months Ended December 31,
(In millions)	2025	2024 (b)	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$182	$228	$(37)	$191	(4.7)%
Regional	(210)	(133)	—	(133)	(57.9)%
Caesars Digital	39	288	—	288	(86.5)%
Managed and Branded	16	17	—	17	(5.9)%
Corporate and Other	(277)	(389)	—	(389)	28.8%
Caesars	$(250)	$11	$(37)	$(26)	*

Net Income (Loss) Attributable to Caesars
	Years Ended December 31,
(In millions)	2025	2024 (b)	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$703	$924	$(50)	$874	(19.6)%
Regional	(145)	(18)	—	(18)	*
Caesars Digital	57	269	—	269	(78.8)%
Managed and Branded	68	71	—	71	(4.2)%
Corporate and Other	(1,185)	(1,524)	—	(1,524)	22.2%
Caesars	$(502)	$(278)	$(50)	$(328)	(53.0)%

Adjusted EBITDA (c)
	Three Months Ended December 31,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$447	$481	$(3)	$478	(6.5)%
Regional	404	410	—	410	(1.5)%
Caesars Digital	85	20	—	20	*
Managed and Branded	16	17	—	17	(5.9)%
Corporate and Other	(51)	(43)	—	(43)	(18.6)%
Caesars	$901	$885	$(3)	$882	2.2%

Adjusted EBITDA (c)
	Years Ended December 31,
(In millions)	2025	2024	2024 Adj.(a)	Adj. 2024 Total	% Change
Las Vegas	$1,728	$1,907	$(16)	$1,891	(8.6)%
Regional	1,789	1,810	—	1,810	(1.2)%
Caesars Digital	236	117	—	117	101.7%
Managed and Branded	67	71	—	71	(5.6)%
Corporate and Other	(196)	(166)	—	(166)	(18.1)%
Caesars	$3,624	$3,739	$(16)	$3,723	(2.7)%
____________________
*    Not meaningful
(a)Adjustment for pre-disposition results of operations reflecting the subtraction of results of operations for the LINQ Promenade prior to divestiture, including the associated gain on sale, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.
(b)Includes a gain on the sale of the WSOP Trademark of $317 million in the Caesars Digital segment and a gain on the sale of the LINQ Promenade of $34 million in the Las Vegas segment.
(c)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss) attributable to Caesars, which the Company believes is the most comparable financial measure calculated in accordance with GAAP.
Balance Sheet and Liquidity
As of December 31, 2025, Caesars had $11.9 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $887 million, excluding restricted cash of $97 million.

(In millions)	December 31, 2025	December 31, 2024
Cash and cash equivalents	$887	$866

Bank debt and loans	$6,063	$5,904
Notes	5,800	6,346
Other long-term debt	42	44
Total outstanding indebtedness	$11,905	$12,294

Net debt (a)	$11,018	$11,428
___________________
(a)Net debt is a non-GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is helpful in understanding our financial position. Net debt is equal to total outstanding indebtedness less cash and cash equivalents.
As of December 31, 2025, our cash on hand and borrowing capacity was as follows:

(In millions)	December 31, 2025
Cash and cash equivalents	$887
Revolver capacity (a)	2,075
Revolver capacity committed to letters of credit	(83)
Revolver capacity committed as regulatory requirement	(46)
Total	$2,833
___________________
(a)Revolver capacity includes $2.1 billion under our CEI Revolving Credit Facility, maturing in January 2028, and $25 million under the CVA Revolving Credit Facility, maturing on April 26, 2029, less $40 million reserved for specific purposes.

“During the fourth quarter, we continued to opportunistically repurchase our common stock bringing aggregate share repurchases to 14.7 million shares for $420 million since we began our repurchase activity in the middle of 2024. As we move into 2026, we are positioned to benefit from decreasing cash interest expense and our capital expenditures will step down due to the completion of our large growth projects in Virginia and New Orleans,” said Bret Yunker, Chief Financial Officer.

Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income and interest expense, net of interest capitalized, (benefit) provision for income taxes, depreciation and amortization, stock-based compensation expense, (gain) loss on extinguishment of debt, impairment charges, other (income) loss, net income (loss) attributable to noncontrolling interests, transaction costs associated with our acquisitions, developments and divestitures, and non-cash changes in equity method investments. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, distributions to our noncontrolling interest owners and payments under our leases with affiliates of VICI and GLPI, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. The reconciliation of Adjusted EBITDA to net income (loss) attributable to Caesars is attached at the end of this press release.
Net debt (defined above), a non-GAAP measure, has been presented as a supplemental disclosure because we believe it is helpful in understanding our financial condition. The reconciliation of net debt to total outstanding indebtedness is set forth above.
Other companies that provide similar non-GAAP measures may calculate them differently than we do, and the definitions may not be the same as the definitions used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss the Company’s results on February 17, 2026 at 2 p.m. Pacific Time. Participants may register for the call approximately 15 minutes before the call start time by visiting the following website at https://register-conf.media-server.com/register/BI8bf56565835247dababf2173a327bf61.
Once registered, participants will receive an email with dial-in number and unique PIN number to access the live event. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.
In addition, supplemental slides will be posted prior to the call start time on the Investor Relations website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. To review our latest CSR report, please visit www.caesars.com/corporate-social-responsibility/csr-reports. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit www.caesars.com/corporate. If you think you or someone you care about may have a gambling problem, call 1-877-770-STOP (1-877-770-7867).

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include, but are not limited to: (a) the impact on our business, financial results and liquidity of economic trends, inflation, public health emergencies, terrorist attacks and other acts of war or hostility, work stoppages and other labor problems, or other economic and market conditions, including reductions in discretionary consumer spending as a result of downturns in the economy and other factors outside our control; (b) the impact of future cybersecurity breaches on our business, financial conditions and results of operations; (c) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (d) risks associated with our leverage and our ability to reduce our leverage; (e) the effects of competition, including new competition in certain of our markets, on our business and results of operations; and (f) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
We periodically provide other information for investors on our Investor Relations website, https://investor.caesars.com. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following the Company's press releases, SEC filings and public conference calls and webcasts.

Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2025	2024	2025	2024
NET REVENUES:
Casino	$1,713	$1,576	$6,617	$6,267
Food and beverage	415	421	1,714	1,716
Hotel	469	494	1,945	2,016
Other	319	308	1,210	1,246
Net revenues	2,916	2,799	11,486	11,245
OPERATING EXPENSES:
Casino	945	873	3,602	3,370
Food and beverage	279	273	1,106	1,073
Hotel	153	152	615	580
Other	106	98	420	396
General and administrative	483	477	1,926	1,920
Corporate	81	73	322	307
Impairment charges	182	184	182	302
Depreciation and amortization	344	345	1,417	1,324
Transaction and other costs, net	12	(345)	38	(331)
Total operating expenses	2,585	2,130	9,628	8,941
Operating income	331	669	1,858	2,304
OTHER EXPENSE:
Interest expense, net	(575)	(586)	(2,304)	(2,366)
Loss on extinguishment of debt	—	(38)	(4)	(89)
Other income (loss)	(1)	(2)	2	27
Total other expense	(576)	(626)	(2,306)	(2,428)
Income (loss) before income taxes	(245)	43	(448)	(124)
Benefit (provision) for income taxes	10	(19)	11	(87)
Net income (loss)	(235)	24	(437)	(211)
Net income attributable to noncontrolling interests	(15)	(13)	(65)	(67)
Net income (loss) attributable to Caesars	$(250)	$11	$(502)	$(278)

Net income (loss) attributable to Caesars per share - basic and diluted:
Basic income (loss) per share	$(1.23)	$0.05	$(2.42)	$(1.29)
Diluted income (loss) per share	$(1.23)	$0.05	$(2.42)	$(1.29)
Weighted average basic shares outstanding	203	212	208	215
Weighted average diluted shares outstanding	203	213	208	215

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
(In millions)	2025	2024	2025	2024
Net income (loss) attributable to Caesars	$(250)	$11	$(502)	$(278)
Net income attributable to noncontrolling interests	15	13	65	67
(Benefit) provision for income taxes	(10)	19	(11)	87
Other (income) loss (a)	1	2	(2)	(27)
Loss on extinguishment of debt	—	38	4	89
Interest expense, net	575	586	2,304	2,366
Impairment charges (b)	182	184	182	302
Depreciation and amortization	344	345	1,417	1,324
Transaction costs and other, net (c)	21	(334)	72	(285)
Stock-based compensation expense	23	21	95	94
Adjusted EBITDA	901	885	3,624	3,739
Pre-disposition EBITDA, net (d)	—	(3)	—	(16)
Total Adjusted EBITDA	$901	$882	$3,624	$3,723
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(a)Other income for the year ended December 31, 2024 primarily represents a change in estimate of our disputed claims liability.
(b)Impairment charges for the year ended December 31, 2025 include impairments within our Regional segment. Impairment charges for the year ended December 31, 2024 include impairments within our Regional and Las Vegas segments.
(c)Transaction costs and other, net primarily includes non-cash losses on the write down and disposal of assets, certain non-recurring litigation reserves, non-recurring asset recoveries, gains from the sales of the WSOP trademark and the LINQ Promenade, professional services for transaction and integration costs, various contract exit or termination costs, pre-opening costs in connection with new property openings and expansion projects at existing properties, and non-cash changes in equity method investments.
(d)Adjustment for pre-disposition results of operations reflecting the subtraction of results of operations for the LINQ Promenade prior to divestiture, for the relevant periods. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors for the periods presented. The additional financial information is included to enable the comparison of current results with results of prior periods.